SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 6, 2017

RENMIN TIANLI GROUP, INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-34799	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite K, 12th Floor, Building A, Jiangjing Mansion

228 Yanjiang Ave., Jiangan District, Wuhan City

Hubei Province, China 430010

(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 27 8274 0726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 6, 2017, Renmin Tianli Group, Inc. (the “Company”) held its 2017 Annual Meeting of Shareholders (the "Annual Meeting"). The only matter presented was the election of directors. Set forth below is the number of votes cast for or or withheld for each nominee.

Election of Directors. The Company's shareholders voted to elect each of the following persons as a director to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified, or his or her earlier death, resignation or removal:

Name	Votes For	Votes Withheld	Broker Non-Votes
Guolan Li	5,983,487	97,253	0
Hanying Li	5,983,486	97,254	0
Zihui Mo	5,983,487	97,253	0
Jamie Tseng	5,983,486	97,254	0
Baoguo Han	5,983,486	97,254	0
Xueliang Yue	5,983,486	97,254	0
Xialong Yin	5,983,487	97,253	0

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENMIN TIANLI GROUP, INC.
Dated: December 7, 2017
	By:	/s/Luchang Zhou
Luchang Zhou
Chief Executive Officer